Sub-Item 77C:
Submission of
Matters to a
Vote of
Security
Holders

At a special
meeting of
shareholders
of the Old
Mutual Asset
Allocation
Balanced
Portfolio held
on February
10, 2012,
shareholders
of the Fund
approved an
Agreement and
Plan of
Reorganization
pursuant to
which all of
the Fund's
assets and
liabilities
would be
transferred to
the Touchstone
Balanced
Allocation
Fund.  The
following is a
report on the
votes cast:


Shares Voted
% of Voted
% of Total
For
2,025,182.784
70.989
36.287
Against
74,603.794
2.615
1.337
Abstain
186,070.831
6.522
3.334
Uninstructed
566,963.000
19.874
10.159




Total
2,852,820.409
100.000
51.117

At a special
meeting of
shareholders
of the Old
Mutual Asset
Allocation
Conservative
Portfolio held
on February
10, 2012,
shareholders
of the Fund
approved an
Agreement and
Plan of
Reorganization
pursuant to
which all of
the Fund's
assets and
liabilities
would be
transferred to
the Touchstone
Conservative
Allocation
Fund.  The
following is a
report on the
votes cast:


Shares Voted
% of Voted
% of Total
For
1,382,261.733
84.054
44.743
Against
15,783.788
0.960
0.511
Abstain
42,636.041
2.593
1.380
Uninstructed
203,820.000
12.393
6.598




Total
1,644,501.562
100.000
53.232

At a special
meeting of
shareholders
of the Old
Mutual Asset
Allocation
Growth
Portfolio held
on March 9,
2012,
shareholders
of the Fund
approved an
Agreement and
Plan of
Reorganization
pursuant to
which all of
the Fund's
assets and
liabilities
would be
transferred to
the Touchstone
Growth
Allocation
Fund.  The
following is a
report on the
votes cast:


Shares Voted
% of Voted
% of Total
For
1,434,200.740
69.432
35.508
Against
73,209.704
3.544
1.813
Abstain
102,103.184
4.943
2.528
Uninstructed
456,101.000
22.081
11.291




Total
2,065,614.628
100.000
51.140

At a special
meeting of
shareholders
of the Old
Mutual Asset
Allocation
Moderate
Growth
Portfolio held
on March 9,
2012,
shareholders
of the Fund
approved an
Agreement and
Plan of
Reorganization
pursuant to
which all of
the Fund's
assets and
liabilities
would be
transferred to
the Touchstone
Moderate
Growth
Allocation
Fund.  The
following is a
report on the
votes cast:


Shares Voted
% of Voted
% of Total
For
2,480,849.032
69.878
35.417
Against
95,612.799
2.693
1.365
Abstain
225,365.528
6.348
3.217
Uninstructed
748,408.000
21.081
10.685




Total
3,550,235.359
100.000
50.684

At a special
meeting of
shareholders
of the Old
Mutual
Analytic Fund
held on March
9, 2012,
shareholders
of the Fund
approved an
Agreement and
Plan of
Reorganization
pursuant to
which all of
the Fund's
assets and
liabilities
would be
transferred to
the Touchstone
Dynamic
Equity Fund.
The following
is a report on
the votes cast:


Shares Voted
% of Voted
% of Total
For
2,701,830.043
82.540
42.108
Against
81,790.793
2.499
1.275
Abstain
122,366.068
3.738
1.907
Uninstructed
367,377.000
11.223
5.725




Total
3,273,363.904
100.000
51.015

At a special
meeting of
shareholders
of the Old
Mutual Copper
Rock Emerging
Growth Fund
held on
February 10,
2012,
shareholders
of the Fund
approved an
Agreement and
Plan of
Reorganization
pursuant to
which all of
the Fund's
assets and
liabilities
would be
transferred to
the Touchstone
Emerging
Growth Fund.
The following
is a report on
the votes cast:


Shares Voted
% of Voted
% of Total
For
1,966,929.161
99.124
50.334
Against
5,108.723
0.258
0.131
Abstain
12,281.340
..0618
0.314




Total
1,984,319.224
100.000
50.789

At a special
meeting of
shareholders
of the Old
Mutual
International
Equity
Portfolio held
on February
10, 2012,
shareholders
of the Fund
approved an
Agreement and
Plan of
Reorganization
pursuant to
which all of
the Fund's
assets and
liabilities
would be
transferred to
the Touchstone
International
Equity Fund.
The following
is a report on
the votes cast:


Shares Voted
% of Voted
% of Total
For
3,090,946.244
99.958
97.258
Against
1,325.386
0.042
0.041
Abstain
0.000
0.000
0.000




Total
3,092,271.630
100.000
97.299